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                                                                    Exhibit 4(h)



                             Mandalay Resort Group
                           2000 Stock Incentive Plan

                        ARTICLE I--PURPOSE OF THE PLAN

      The purposes of the Mandalay Resort Group 2000 Stock Incentive Plan (the "Plan") are to enable Mandalay Resort Group (the "Company") and its Affiliates to attract and retain the services of individuals with managerial, professional or supervisory skills as employees, officers, members of the Board, consultants or advisors of the Company and its Affiliates, and to motivate such persons to use their best efforts on behalf of the Company by the grant of Stock Options and/or Awards to such individuals as provided under the terms of the Plan.

                        ARTICLE II--GENERAL PROVISIONS

      2.1 Definitions. As used in the Plan:

      (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(e) or (f) of the Code, of any successor provision and any other entity which would be an Affiliate but for the fact that such entity is not a corporation.

      (b) "Award" means a grant of shares of Common Stock pursuant to the provisions of the Plan, which may or may not be subject to restrictions, and which may or may not consist of a grant of Performance Shares.

      (c) "Award Agreement" means the written agreement establishing the terms of an Award, as required under Article IV hereof.

      (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

      (e) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

      (f) "Committee" means the Board acting in its capacity as administrator of the Plan or the committee or committees appointed by the Board from time to time to administer the Plan pursuant to Section 2.2.

      (g) "Common Stock" means the Company's Common Stock, $.01 2/3 par value.

      (h) "Fair Market Value" means, with respect to a specific date, the last reported sale price of the Common Stock on the NYSE Composite Tape on the date such Fair Market Value is being determined, and, in the absence of any sale on such day, the Fair Market Value as determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

      (i) "ISO" means a Stock Option that is intended to qualify as an "incentive stock option" as that term is used for purposes of Code Section 422.

      (j) "Non-qualified Stock Option" means a Stock Option that is not intended or designated to be an ISO.

      (k) "NYSE" means the New York Stock Exchange.
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     (l) "Option" means either an "ISO" or a "Non-qualified Stock Option."

     (m) "Optionee" means the recipient of an "Option."

     (n) "Participant" means a person to whom a Stock Option or Award has been granted under the Plan.

     (o) "Performance Goal" means, with respect to a Performance Period, an objective performance goal or goals established by the Committee, consistent with the express terms of the Plan, which must be met as a precondition to the vesting of any Performance Shares granted with respect to a Performance Period under the Plan.

     (p) "Performance Period" means the Company's fiscal year or such other period as may be established as a Performance Period by the Committee from time to time.

     (q) "Performance Shares" means the shares of Common Stock granted pursuant to an Award and designated as Performance Shares by the Committee.

     (r) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

     (s) "Stock Option" means a stock option granted under the Plan which may or may not be intended to qualify as an ISO.

     (t) "Stock Option Agreement" means the written agreement evidencing the terms and conditions of a Stock Option Granted under the Plan, as required under Article III hereof.

     2.2 Administration of the Plan.

     (a) The Plan shall be administered by the Board or by any committee or committees as may be designated by the Board for this purpose, or by a combination of the Board and one or more such committees, each such committee and the Board in its capacity as administrator of the Plan being referred to herein as the "Committee." The Board may, at its discretion, establish a committee that consists of two (2) or more members of the Board, each of whom qualifies as a "non-employee director" (as that term is used for purposes of Rule 16b-3) and an "outside director" (as that term is used for purposes of
Section 162(m) of the Code). In the event the Board establishes more than one committee under this Section 2.2, the Board shall establish as of the time more than one such committee is established, and from time to time thereafter, at its discretion, guidelines that establish the groups of employees, consultants or advisors whose grants under the Plan are to be administered by such committees. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

     (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and Stock Options and Awards granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option or Award in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options or Awards shall be granted and the number of Stock Options or Awards to be granted to any person; (iv) determine the terms of Stock Options and Awards granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best

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interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Option or Award shall be final, binding and conclusive.

      (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

      (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

      2.3 Effective Date. The Plan shall become effective upon its adoption by the Board of Directors, and Stock Options and Awards may be granted upon such adoption and from time to time thereafter, provided, however, that the exercisability of Stock Options and the vesting of Awards granted hereunder shall be subject to approval of the Plan by the stockholders of the Company, within 12 months after the adoption of the Plan by the Board of Directors, in a manner consistent with applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. If the Plan is not so approved, this Plan and all Stock Options and Awards previously granted hereunder shall become null and void.

      2.4 Duration. If approved by the stockholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect for a period of ten (10) years following its adoption by the Board of Directors.

      2.5 Shares Subject to the Plan. The maximum number of shares of Common Stock which may be subject to Stock Options and Awards granted under the Plan shall be 3,500,000, subject to adjustment in accordance with Section 5.1, as appropriate. Stock Options and Awards shall be subject to adjustment in accordance with Section 5.1, as appropriate, and shares to be issued upon exercise of Stock Options or in connection with Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, canceled or surrendered for any reason without being exercised in full, or if an Award is forfeited under the terms of the Plan or an Award Agreement, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof and the forfeited shares of Common Stock that had been granted as an Award shall be available for future grants of Stock Options or Awards under the Plan.

      2.6 Limitations on Annual Grants. Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock which may, in the aggregate, be subject to Stock Options or Awards granted under the Plan to any individual in any calendar year shall not exceed 1,500,000, subject to adjustment in accordance with Section 5.1, as appropriate. The method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

      2.7 Amendments. The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable; provided, however, that without the approval of the Company's stockholders no amendment shall be made which:

          (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Awards granted under the Plan (other than as provided in Section 5.1, as appropriate); or

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          (b) Extends the term of the Plan; or

          (c) Increases the period during which a Stock Option may be exercised beyond ten years from the date of grant; or

          (d) Otherwise materially increases the benefits accruing to Participants under the Plan; or

          (e) Materially modifies the requirements as to eligibility for Participants in the Plan.

Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Stock Option or Award previously granted to such Participant.

      2.8 Participants and Grants. Stock Options and Awards under this Plan may be granted by the Committee to those employees, officers, members of the Board, consultants or advisors of the Company or any of its Affiliates that the Committee determines, at its sole discretion, qualify for such Stock Options or Awards. Subject to the limitations on Options and Awards and on the total number of shares of Common Stock available for grants under the Plan, the Committee may grant Stock Options and Awards for such number of shares of Common Stock as the Committee may, in its sole discretion, determine, which may be established on an individual basis, and may vary from Participant to Participant, all as the Committee may determine in its sole discretion. The Committee may amend or modify any term or condition of any Stock Option or Award Agreement at its discretion; provided, however, that no such amendment or modification shall be permitted that is detrimental to a grantee without the grantee's consent; and provided, further, that no such amendment or modification may be made to an Award Agreement with respect to a Performance Share that is intended to constitute a grant of performance-based compensation for purposes of Code Section 162(m), except as is expressly permitted under the terms of the Plan.

                           ARTICLE III--STOCK OPTIONS

      3.1 General. All Stock Options granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine. To the extent required by Section 162(m) of the Code, shares subject to Stock Options which are canceled shall continue to be counted against the award limit set forth in Section 2.6 and if, after grant of a Stock Option, the price of shares subject to such Stock Options is reduced, the transaction shall be treated as a cancellation of the Stock Option and a grant of a new Stock Option and both the Stock Option deemed to be canceled and the Stock Option deemed to be granted shall be counted against the foregoing award limit.

      3.2 Designation as ISO or Non-qualified Stock Option. Each Stock Option granted shall be designated in the Stock Option Agreement as constituting either an ISO or a Non-qualified Stock Option. Any Stock Option that is not designated shall be deemed to have been designated as a Non-qualified Stock Option. Any Stock Option that is intended to qualify as an ISO shall meet the following requirements:

          (a) In the event an ISO is granted to an employee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the option exercise price shall not be less than 110% of the Fair Market Value of the shares subject to the ISO on the date the ISO is granted.

          (b) In the event an ISO is granted to an employee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined

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    voting power of all classes of stock of the Company or an Affiliate, such ISO shall not be exercisable more than five years from the date of grant of such ISO.

          (c) An ISO shall only become exercisable with respect to shares having a Fair Market Value of $100,000 or less during any one calendar year. To the extent any Stock Option that is designated as an ISO becomes exercisable during any one calendar year with respect to shares of Common Stock with an aggregate Fair Market Value in excess of $100,000, such Stock Option shall, to the extent of such excess, be treated as a Stock Option that is not an ISO. For purposes of the determinations in this paragraph (c), the Fair Market Value of shares of Common Stock shall be determined at the time the Stock Option is granted, and in determining the Fair Market Value of the shares as to which a Stock Option that is intended to be an ISO first becomes exercisable during any one calendar year, that Stock Option shall be considered as aggregated with all ISOs granted under any other plan of the Company or its Affiliates.

      3.3 Exercise and Purchase Prices. Subject to the provisions of Section 5.1, the purchase price per share of Common Stock subject to a Stock Option shall be set by the Committee; provided, however, that such price shall be no less than the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

      3.4 Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

      3.5 Exercise. Subject to Sections 2.3 and 5.4, Stock Options may be exercisable immediately upon granting of the Stock Option or at such other time or times as the Committee shall specify when granting the Stock Option, or at such other time or times as may be provided for pursuant to an amendment or modification of a Stock Option Agreement, as permitted under the Plan. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a stockholder of the Company with respect to such shares.

      3.6 Payment. The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by Section 5.3, may be paid:

          (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

          (b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

          (c) By a combination of both (a) and (b) above.

The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

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      3.7 Termination of Employment or other Relationship.

      (a) In the event a Participant's employment by, or other service relationship with, the Company or an Affiliate shall terminate for any reason other than those reasons specified in Sections 3.7(b), (c), (d), (e) or (f) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated and which are exercisable on the date of the termination of employment or other service relationship shall remain so exercisable by the Optionee for a period of three months after such termination unless such Stock Option expires earlier by its terms.

      (b) If a Participant's employment by, or other service relationship with, the Company or its Affiliates shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of six months after termination unless such Stock Option expires earlier by its terms. For purposes of the foregoing sentence, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

      (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six months after such Participant's death unless such Stock Option expires earlier by its terms.

      (d) If a Participant's employment by or other service relationship with the Company or an Affiliate shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject hereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of six months after termination, unless such Stock Option expires earlier by its terms.

      (e) In the event a Participant's relationship with the Company is subject to an employment or other service agreement that defines a termination without "Cause" and a termination by the Participant for "Good Reason," and such Participant's employment or other service relationship is either terminated by the Company without "Cause" or by the Participant for "Good Reason," (as such terms are defined in the applicable employment or other service agreement between the Company and the Participant), each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of six months after such termination unless such Stock Option expires earlier by its terms.

      (f) If a Participant (i) shall cease to be employed by, or have a relationship of consultant or advisor to, the Company or an Affiliate because of his discharge or termination for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Company or an Affiliate, or (ii) shall voluntarily resign or terminate his employment with or relationship as a consultant or advisor to the Company or an Affiliate under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or an Affiliate, or (iii) shall have committed an act of dishonesty not discovered by the Company or an Affiliate prior to the cessation of his employment with or relationship as a consultant or advisor to the Company or an Affiliate, but which would

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have resulted in his discharge or termination if discovered prior to such date, or (iv) shall, either before or after cessation of his employment with or relationship as a consultant or advisor to the Company or an Affiliate, without the written consent of the Company or an Affiliate, use (except for the benefit of the Company or an Affiliate) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company or an Affiliate obtained as a result of or in connection with such employment or relationship as a consultant or advisor, or (v) shall, either before or after the cessation of his employment with or relationship as a consultant or advisor to the Company or an Affiliate, without the written consent of the Company or an Affiliate, directly or indirectly, give advice to, or serve as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its Affiliates, or (vi) shall cease to be employed by or have a relationship as a consultant or advisor to the Company or an Affiliate because of his inability to continue as an employee, consultant or advisor, as the case may be, under any law or governmental regulation, including any Nevada gaming law or regulation, or (vii) shall voluntarily resign or terminate his employment with or relationship as a consultant or advisor to the Company or an Affiliate under or followed by such circumstances as would have rendered him unable to have continued as an employee, consultant or advisor, as the case may be, under any law or governmental regulation, including any Nevada gaming law or regulation, then forthwith from the happening of any such event, any Stock Options then held by such Participant shall terminate and become void to the extent that they then remain unexercised. Additional forfeiture provisions may be included within the terms of any Stock Option grant to a Participant as may be determined by the Committee in its discretion, provided such provisions are set forth in the written agreement evidencing such Stock Option.

      Notwithstanding anything to the contrary in this Section 3.7, the Committee may vary the time at which any Stock Option granted under the Plan shall terminate by including contrary provisions in the Stock Option Agreement, at its discretion.

      3.8 Effect of Leaves of Absence. Except as provided in the next sentence, it shall not be considered a termination of employment or other service relationship when a Participant is on military or sick leave or such other type of leave of absence which is considered a continuing intact of the employment or other service relationship of the Participant with the Company or any of its Affiliates. In case of such leave of absence, the employment or other service relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety days in duration, or (ii) the date as of which the Participant's right to reemployment shall have no longer been guaranteed either by statute or contract.

      3.9 Amendment of Outstanding Options. Subject to such other explicit limitations as may be set forth in the Plan, the Committee shall have the right to amend the option documents issued to an Optionee, at its discretion; provided, however, that no such amendment may be made without the Optionee's consent if such amendment is not favorable to the Optionee; and provided, further, that no amendment to an Option that has the effect of adjusting or amending the purchase price otherwise provided under the terms of such Option, and no other action by the Committee, whether by cancellation and replacement of Options, or otherwise, that would be treated as resulting in an adjustment or amendment of the purchase price under the Option, shall be permitted without the consent of the stockholders of the Company.

                               ARTICLE IV--AWARDS

      4.1 Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

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          (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

          (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the shares subject to the Award. If the Committee specifies a purchase price, the grantee of such Award shall be required to make payment on or before the payment date specified in the Award Agreement in cash, by certified check payable to the order of the Company, or by such other mode of payment as the Committee may approve.

          (c) Grant. In the case of an Award which provides for a grant of shares of Common Stock without any payment, the grant shall take place on the date or dates or on the occurrence of such event or events as may be specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing shares of Common Stock granted pursuant to an Award shall be issued in the sole name of the grantee.

          (d) Conditions. The Committee may specify in an Award Agreement any conditions under which the grantee of that Award shall be required to convey to the Company the shares of Common Stock covered by the Award. Upon the occurrence of any such specified condition, the grantee of such Award shall forthwith surrender and deliver to the Company the certificates evidencing such shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for shares of Common Stock transferred pursuant to an Award be held in escrow by the Company or its designee until such time as each and every condition has lapsed and that the grantee of an Award be required, as a condition of the Award, to deliver to such escrow agent or an officer of the Company duly endorsed transfer powers covering the shares granted by such Award. Dividends and other distributions made on shares held in escrow shall, except to the extent otherwise provided by the Committee or in the Award Agreement, be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing shares of Common Stock subject to conditions shall bear a legend to the effect that the shares evidenced thereby are subject to repurchase by, or conveyance to, the Company in accordance with the terms applicable to such shares under an Award made pursuant to the Plan, and that the shares of Common Stock may not be sold or otherwise transferred, except to the Company in accordance with such conditions.

          (e) Lapse of Conditions. Upon termination or lapse of all forfeiture conditions, the Company shall cause certificates without the legend referring to the Company's repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the shares covered by the Award to be issued to the grantee upon the grantee's surrender to the Company of the legended certificates held by the grantee.

          (f) Rights as Stockholder. Upon payment of the purchase price, if any, for shares of Common Stock covered by an Award and compliance with any other requirements for transfer of such shares, the grantee shall have all of the rights of a stockholder with respect to the shares of Common Stock covered thereby, including the right to vote such shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

      4.2 Performance Shares. The Committee may, from time to time, and at its sole discretion, make an Award of Performance Shares with respect to a Performance Period, in which case the Committee shall establish in writing prior to or within the first ninety (90) days of such Performance Period (but in no event after 25 percent of the period of service represented by the Performance Period has elapsed) one or more specific Performance Goals which must be met in order for the Performance Shares to be granted or to become

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vested. In connection with an Award of Performance Shares, the Committee shall specify in the applicable Award Agreement the terms and conditions applicable to such Award, which shall include the extent to which the Common Stock subject to such Award shall be granted or shall be eligible to become vested on the achievement of the applicable Performance Goals, and which may or may not include such additional terms and conditions, including conditions of forfeiture and additional vesting requirements, as the Committee deems appropriate, at its sole discretion.

      4.3 Performance Goals. Performance Goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its Affiliates, operating divisions or other operating units: Stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, Performance Goals may be based upon a Participant's attainment of personal objectives with respect to any of the foregoing Performance Goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility. Measurements of the Company's or a Participant's performance against the Performance Goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles as in existence on the date on which the Performance Goals are established and without regard to any changes in such principles after such date.

      4.4 Certification of Achievement of Performance Goals. As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Company and/or the Participants have achieved the Performance Goal or Goals established for such Performance Period, shall determine whether and to what extent the Performance Shares under the terms of the applicable Award Agreement are to be granted or are vested or become eligible to be vested, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination. The Committee shall have the discretion to limit, but not increase, the extent to which Performance Shares are to be granted or are eligible to become vested under the terms of an Award and the Plan, in order to reflect the Participant's individual performance or to take into account any other factors the Committee deems appropriate.

      4.5 Interpretation. The provisions of this Article IV relating to Performance Shares are intended to permit the grant of Awards that are treated as meeting the requirements to be treated as performance-based compensation under Section 162(m) of the Code, and the provisions of this Article IV, and the other provisions of the Plan as they relate to the grant of Awards that are Performance Shares, are to be interpreted in a manner that is consistent with the requirements of Section 162(m) and Treasury Regulations promulgated pursuant thereto, as they relate to the definition of performance-based compensation.

                      ARTICLE V--MISCELLANEOUS PROVISIONS

      5.1 Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options and Awards may be granted, including with respect to the share limit provided in Section 2.5 and the award limit provided in Section 2.6. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or Awards or, in either case, portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or

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the stated expiration date thereof and may, in its discretion, accelerate the vesting or grant of any Award. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

      5.2 Non-Transferability. Except as otherwise provided herein, no Stock Option and no rights under an Award shall be transferable except by will or the laws of descent and distribution, nor shall any Stock Option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative. Notwithstanding the foregoing, any Option that is not an ISO shall be transferable pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and also, if so provided in the option document by the Committee, at its discretion, shall be transferable without payment of consideration, to any of the following: immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and "step" issue, or siblings); trusts for the benefit of such immediate family members; partnerships whose only partners are such immediate family members; or to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the option document with respect to the Option prior to its transfer.

      5.3 Withholding. The Company's obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or in connection with an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

      5.4 Compliance with Law and Approval of Regulatory Bodies. No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the NYSE and of all other domestic stock exchanges on which the Common Stock may be listed. Any share certificate which evidences shares issued upon the exercise of a Stock Option or granted pursuant to an Award may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the acquisition of a Stock Option or an Award by a person or estate acquiring the right to such Stock Option or Award as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option or Award and may require consents and releases of taxing authorities that it may deem advisable.

      5.5 No Right to Employment or other Service. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options or Awards hereunder, shall confer upon any Participant under the Plan any right to continue in the employ or other service of the Company or any Affiliate, or shall in any way affect the right and power of the Company or any Affiliate to terminate the employment or other service relationship of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

      5.6 Exclusion from Pension Computations. By acceptance of a grant of a Stock Option or an Award under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or

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exercise thereof or upon the disposition of the shares received upon the exercise thereof or in accordance with the terms thereof will not be taken into account as "base remuneration," "wages," "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Affiliate.

      5.7 Abandonment of Stock Options and Awards. A Participant may at any time abandon a Stock Option or Award prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option or Award so abandoned.

      5.8 Severability. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

      5.9 Interpretation of the Plan. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, and headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

      5.10 Use of Proceeds. Funds received by the Company upon the exercise of Stock Options or payments made in connection with Awards shall be used for the general corporate purposes of the Company.

      5.11 Construction of Plan. The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

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